SHAPEWAYS REPORTS FOURTH QUARTER 2022 RESULTS

New York, NY, March 29, 2023 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the fourth quarter and year ended December 31, 2022.
“During 2022 we made meaningful progress in positioning Shapeways for expansion as we continue to disrupt the multi-trillion dollar global manufacturing market. In the fourth quarter we delivered 5% revenue growth, in-line with our guidance,” said Greg Kress, Shapeways’ Chief Executive Officer. “Notably, we made strategic investments during the year which expanded our manufacturing technologies, materials, and certifications, as well as further enhanced our software offering. Our production capabilities now include 12 hardware technologies and more than 120 materials and finishes, and we believe we provide an extremely compelling solution for a range of customers, from project-focused engineers to large global enterprises seeking high quality, flexible on-demand manufacturing. Having made these investments, we are now focused on those areas that offer the greatest opportunity, including enterprise manufacturing solutions and commercializing our software.
“We believe that the manufacturing industry is moving towards digitization and that our software can transform manufacturers globally by facilitating this digital transformation, particularly for small- to medium-sized manufacturers that are not able to invest the capital and time necessary to digitize their processes. We remain encouraged by our progress and growing pipeline across our target automotive, medical, aerospace, and industrial markets, and as we move through 2023 we expect to see increasing contribution from enterprise customers. Our proprietary software is a key differentiator, and with the investments completed in 2022 we expect to further commercialize our software and accelerate the product roadmap. We are excited about the momentum we have built, and we believe we are well-positioned for continued growth.”
Business Updates
The Company made progress on each of its key growth initiatives.
•Focus on driving profitable growth – The Company is continuing to align resources to focus on the initiatives with the greatest opportunity for growth on its path to profitability. The Company achieved a 43% gross margin for the year and completed a number of investments during 2022 in order to accelerate its growth in the quarters ahead. The Company remains focused on improving its cash burn, and the fourth quarter included some expenditures related to the transition of its U.S. manufacturing capabilities to its Livonia, Michigan facility which is expected to result in further optimization of its manufacturing processes. As of December 31, 2022, the Company had $40.4 million in cash and cash equivalents, and marketable securities, which provides the Company with sufficient liquidity to support ongoing execution of its strategic plan.
•Commercializing its software – The Company has been focused on integrating the recently acquired MFG and MakerOS products into its OTTO software-as-a-service platform; the expanded product suite is expected to help accelerate OTTO's phased rollout. This integration has started to have a favorable impact on the Company's product development strategy, customer acquisition and retention. The Company’s goal is to accelerate digital transformation across the manufacturing ecosystem; OTTO offers software tools and services for customers' manufacturing operations, leveraging the Company’s proprietary technology for capabilities such as file-upload, instant pricing, custom checkout, file optimization and manufacturing fulfillment.
•Scaling its enterprise manufacturing solutions – With the expansion of materials, technologies, finishes and certifications, the Company continues to expand its manufacturing capabilities, which positions the Company to unlock additional opportunities in key markets such as industrial, medical, automotive and aerospace. Manufacturers are seeking more flexibility in their supply chain and manufacturing operations, and Shapeways is increasingly capturing business from small to medium sized manufacturers that are unlikely to invest the capital required to deploy and support their own digital manufacturing capabilities.

Financial Highlights

Three Months Ended December 31, 2022

•Revenue was $8.7 million compared to $8.3 million for the same period in 2021
•Gross profit was $3.6 million compared to $3.9 million for the same period in 2021
•Gross margin was 41% compared to 47% for the same period in 2021
•Net loss was $(7.0) million compared to $(2.4) million for the same period in 2021
•Adjusted EBITDA was $(5.8) million compared to $(3.1) million for the same period in 2021

Twelve Months Ended December 31, 2022

•Revenue was $33.2 million compared to $33.6 million for 2021
•Gross profit was $14.3 million compared to $15.9 million for 2021
•Gross margin was 43% compared to 47% for the same period in 2021
•Net (loss) income was $(20.2) million compared to $1.8 million for 2021
•Adjusted EBITDA was $(19.8) million compared to $(4.5) million for 2021

Outlook
For the first quarter of 2023, the Company anticipates revenue to be in the range of $7.8 million to $8.1 million.
The Company will continue to be highly focused on achieving profitability and managing cash burn while expanding its digital manufacturing platform throughout 2023 by leveraging its investments made in 2022. The investments are expected to result in a ramp in sales in the future and are anticipated to continue to pressure margins in the first quarter of 2023 with an expected margin recovery starting in the second quarter 2023.
Reverse Stock Split
Shapeways intends to seek approval of a reverse stock split of its common stock at its Annual Meeting of Stockholders in June (the “Annual Meeting”), which it would effect shortly thereafter. Details of the reverse stock split will be included in the Company's Proxy Statement for the Annual Meeting. The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the New York Stock Exchange.
Webcast and Conference Call Information
Shapeways will host a conference call and webcast on Thursday, March 30, 2023, at 5:00 P.M. ET. To participate in the call, please dial 1-877-322-9565, or 1-412-542-4177 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.
If you cannot participate in the live event, a replay will be available on Thursday, March 30, 2023, beginning at 8:30 PM. ET through 11:59 p.m. ET, Thursday, April 13, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 10174942.
About Shapeways
Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 12 additive manufacturing technologies and more than 120 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 24 million parts to over one million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, conversion of enterprise customers, rollout of its software offering, impact of recent acquisitions, outlook, and prospects and plans for compliance with the NYSE's continued listing standards are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net (loss) income excluding debt forgiveness, interest expense, net of interest income, income tax benefit, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, acquisition costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net (loss) income to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$30,630	$79,677
Restricted cash	139	142
Short-term investments	9,816	—
Accounts receivable	1,606	1,372
Inventory	1,307	927
Prepaid expenses and other current assets	6,255	4,360
Total current assets	49,753	86,478
Property and equipment, net	15,627	4,388
Right-of-use assets, net	2,365	842
Goodwill	6,286	1,835
Intangible assets, net	5,398	—
Security deposits	99	175
Total assets	$79,528	$93,718
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,354	$1,909
Accrued expenses and other liabilities	5,950	2,645
Operating lease liabilities, current	719	639
Deferred revenue	972	921
Total current liabilities	9,995	6,114
Operating lease liabilities, net of current portion	1,715	326
Deferred tax liabilities, net	27	—
Warrant liabilities	—	2,274
Total liabilities	11,737	8,714
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2022 and 2021, respectively)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 49,445,174 and 48,627,739 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	5	5
Additional paid-in capital	201,362	198,179
Accumulated deficit	(133,032)	(112,811)
Accumulated other comprehensive loss	(544)	(369)
Total stockholders’ equity	67,791	85,004
Total liabilities and stockholders’ equity	$79,528	$93,718

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue, net	$8,705	$8,269	$33,157	$33,623
Cost of revenue	5,149	4,402	18,859	17,673
Gross profit	3,556	3,867	14,298	15,950
Operating expenses
Selling, general and administrative	7,331	7,081	27,847	17,694
Research and development	3,417	2,182	10,409	6,281
Total operating expenses	10,748	9,263	38,256	23,975
Loss from operations	(7,192)	(5,396)	(23,958)	(8,025)
Other income (expense)
Long-term debt forgiveness	—	—	—	2,000
Interest expense	—	3	(7)	(404)
Change in fair value of earnout liabilities	40	—	1,824	—
Change in fair value of warrant liabilities	26	3,018	1,584	8,106
Interest income	126	—	149	1
Other income	118	6	267	7
Loss on disposal of assets	(49)	—	(49)	—
Total other income (expense), net	261	3,027	3,768	9,710
(Loss) income before income tax expense (benefit)	(6,931)	(2,369)	(20,190)	1,685
Income tax expense (benefit)	29	—	31	(71)
Net (loss) income	(6,960)	(2,369)	(20,221)	1,756
Deemed dividend - Earnout Shares	—	—	—	(18,132)
Net loss attributable to common stockholders	(6,960)	(2,369)	(20,221)	(16,376)
Net (loss) income per share:
Basic	$(0.13)	$(0.04)	$(0.38)	$0.04
Diluted	$(0.13)	$(0.04)	$(0.38)	$0.04
Net loss per share attributable to common stockholders:
Basic	$(0.13)	$(0.04)	$(0.38)	$(0.40)
Diluted	$(0.13)	$(0.04)	$(0.38)	$(0.40)
Weighted average common shares outstanding:
Basic	53,155,071	52,849,600	52,998,563	41,040,637
Diluted	53,155,071	52,849,600	52,998,563	41,040,637
Other comprehensive loss
Foreign currency translation adjustment	176	(22)	(175)	(92)
Comprehensive loss	$(6,784)	$(2,391)	$(20,396)	$(16,468)

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(20,221)	$1,756
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,514	593
Loss on disposal of property and equipment	49	—
Stock-based compensation expense	2,155	2,907
Non-cash lease expense	1,000	763
Non-cash debt forgiveness	—	(2,000)
Deferred income taxes	27	—
Change in fair value of earnout liability	(1,824)	—
Change in fair value of warrant liabilities	(1,584)	(8,106)
Interest receivable on short-term investments	(105)	—
Change in operating assets and liabilities:
Accounts receivable	873	(1,180)
Inventory	(192)	(175)
Prepaid expenses and other assets	(1,686)	(2,355)
Accounts payable	1	207
Accrued expenses and other liabilities	996	223
Operating lease liabilities	(1,049)	(854)
Deferred revenue	(522)	162
Security deposits	(7)	—
Net cash used in operating activities	(20,575)	(8,059)
Cash flows from investing activities:
Purchases of property and equipment	(10,118)	(3,960)
Purchase of short-term investments	(9,780)	—
Net cash paid for acquisitions, net of cash acquired	(8,861)	—
Net cash used in investing activities	(28,759)	(3,960)
Cash flows from financing activities:
Proceeds from issuance of common stock	339	595
Proceeds received from exercise of preferred stock warrants	—	60
Tax payments related to shares withheld for vested restricted stock units	—	(594)
Effect of Merger, net of transaction costs	—	86,792
Repayments of loans payable	—	(3,586)
Net cash provided by financing activities	339	83,267
Net change in cash and cash equivalents and restricted cash	$(48,995)	$71,248
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	(55)	(138)
Cash and cash equivalents and restricted cash at beginning of year	79,819	8,709
Cash and cash equivalents and restricted cash at end of year	$30,769	$79,819
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$—	$85
Purchase of property and equipment included in accounts payable	$225	$—
Issuance of Legacy Shapeways common stock upon conversion of convertible notes	$—	$5,913
Repurchase of Legacy Shapeways common stock	$—	$(152)

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,			Twelve Months Ended December 31,
(Dollars in thousands)	2022		2021	2022	2021
Net (loss) income	$(6,960)		$(2,369)	$(20,221)	$1,756
Debt forgiveness	—		—	—	(2,000)
Interest expense, net	(126)		(4)	(142)	403
Depreciation and amortization	759		169	1,514	593
Stock based compensation	636	—	2,124	2,155	2,907
Change in fair value of earnout liability	(40)		—	(1,824)	—
Change in fair value of warrant liabilities	(26)		(3,018)	(1,584)	(8,106)
Income tax benefit	29		—	31	(71)
Acquisition costs	—		—	373	—
Restructuring costs	8		—	198	—
Other	(106)		(8)	(254)	15
Adjusted EBITDA	$(5,826)		$(3,106)	$(19,754)	$(4,503)

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(Unaudited)
(in thousands)

	Three Months Ended,
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenue	$8,269	$7,570	$8,433	$8,449	$8,705
% YoY Growth	(5)%	(14)%	(5)%	9%	5%

Gross Profit	$3,867	$3,409	$3,642	$3,691	$3,556
Gross Margin	47%	45%	43%	44%	41%

Adjusted EBITDA	$(3,106)	$(4,303)	$(4,270)	$(4,615)	$(5,826)

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net (loss) income	$(2,369)	$(4,037)	$(4,674)	$(4,550)	$(6,960)
Debt forgiveness	—	—	—	—	—
Interest expense, net	(4)	—	(1)	(14)	(126)
Depreciation and amortization	169	182	377	473	759
Stock based compensation	2,124	312	457	1,207	636
Change in fair value of earnout liability	—	—	—	(1,784)	(40)
Change in fair value of warrant liabilities	(3,018)	(762)	(765)	(31)	(26)
Income tax benefit	—	—	(1)	3	29
Acquisition costs	—	—	373	—	—
Restructuring costs	—	—	—	190	8
Other	(8)	2	(36)	(109)	(106)
Adjusted EBITDA	(3,106)	(4,303)	(4,270)	$(4,615)	$(5,826)